Trade Finance Facility

SYNTHESIS - STRUCTURED COMMODITY TRADE FINANCE LIMITED
as Loan Receivables Originator

- and -

Decahedron Ltd
as Commodity Buyer

Dated : 10th April 2017

Table of Contents

Schedule 6 - Form of Certification of Validity of Documents

THIS AGREEMENT is made on 10th April 2017

BETWEEN

(1) **Synthesis - Structured Commodity Trade Finance Limited** incorporated and registered in England and Wales with company number 09784917 whose registered office is at 20-22 Bedford Row, London, WC1R 4JS (together with any successors or assignees, the '**Loan Receivables Originator**'); and

(2) **[Organization.Name]** incorporated and registered in United Kingdomwith company number 07732039whose registered office is at 161 Lancaster Road, Enfield, EN2 0JN, United Kingdom (the '**Commodity Buyer**').

WHEREAS

(A) The Loan Receivables Originator has agreed to provide the Commodity Buyer with a trade finance facility (the '**Trade Finance Facility**').

IT IS AGREED as follows:

1. Definitions and Interpretation

1.1. Definitions

The following definitions apply in this Agreement.

'Availability Period' means the period from and including the date of this Agreement to and including the date indicated in the Facility Letter;

'Borrowed Money' means any indebtedness the Commodity Buyer owes as a result of:

(a) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and when calculating the value of any derivative transaction, only the mark to market value shall be taken into account);

(b) the Loan Receivables Originator discharging any obligations owed by the Commodity Buyer to a Commodity Seller;

(c) discharging any other obligations as the Loan Receivables Originator may agree in relation to the execution of the transaction pursuant to a Commodity Contract, including without limitation freight/transportation costs, customs and duties and similar payments; and

(d) any guarantee, counter-indemnity or other assurances against financial loss that the Commodity Buyer has given for any of the items referred to in Paragraphs 1.1(a) or 1.1(b) of this definition incurred by any person;

and for the avoidance of doubt, when calculating Borrowed Money, no liability shall be taken into account more than once;

'Business Day' means a day other than a Saturday, Sunday or public holiday in England when banks in London are open for business;

'CHF' means the lawful currency of Switzerland;

"Commodity Contract" means the Commodity Contract between the Commodity Seller and the Commodity Buyer;

"Commodity Seller" has the meaning given to that expression in the Commodity Contract;

"Eur and €" means the lawful currency of the European Union;

"Event of Default" means any event or circumstance listed in Clause 11.1(a) to Clause 11.1(o);

"Facility Letter" means the letter authorising the specifics for transactions entered into between the Loan Receivable Originator and Commodity Buyer on or around the date of this Agreement;

"Finance Document(s)" means this Agreement, the Facility Letter, the Security Documents, Title Documents and any other documents designated as such by the Loan Receivables Originator and the Commodity Buyer;

"Indebtedness" means any obligation to pay or repay money, present or future, whether actual or contingent, sole or joint and any guarantee or indemnity of any of those obligations;

"Onward Commodity Contract" means a commodity contract between the Commodity Buyer and the Ultimate Purchaser;

"Permitted Security" means Security arising by operation of law and in the ordinary course of trading, not arising as a result of any default or omission by the Commodity Buyer and any Security created pursuant to the Finance Documents;

"Potential Event of Default" means any event or circumstance specified in Clause 11.1(a) to Clause 11.1(o) that would, on the giving of notice, expiry of any grace period or making of any determination under the Finance Documents, or satisfaction of any other condition (or any combination thereof), become an Event of Default;

"Repayment Date" means the date identified in the Facility Letter;

"Security" means any pledge, lien, assignment by way of security, mortgage, charge (whether fixed or floating, legal or equitable), or other security interest securing any obligation, including any receivable, of any person, or any other agreement or arrangement having a similar effect;

"Security Documents" means the documents listed in Paragraph 3 of Schedule 1 and identified as the Security Documents, in the agreed form, executed or to be executed by the Commodity Buyer;

"Title Documents" means any document granting title to the Loan Receivable Originator including but not limited to Trust Receipts;

"Total Facility Amount" means the maximum principal amount of the facility referred as set out in the Facility Letter;

"Trust Receipt" means a trust receipt substantially in the form as set out in Schedule 3 to this Agreement;

"Ultimate Purchaser" means the ultimate purchaser from the Commodity Buyer under an Onward Commodity Contract;

"USD and US$" means the lawful currency of the United States of America.

1.2 Interpretation

In this Agreement:

(a) clause, Schedule and paragraph headings shall not affect the interpretation of this Agreement;

(b) a reference to a **person** shall include a reference to an individual, firm, company, corporation, partnership, unincorporated body of persons, government, state or agency of a state or any association, trust, joint venture or consortium (whether or not having separate legal personality) and that person's personal representatives, successors, permitted assigns and permitted transferees;

(c) unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular;

(d) a reference to a party shall include that party's successors, permitted assigns and permitted transferees;

(e) a reference to a statute or statutory provision is a reference to it as amended, extended or re-enacted from time to time;

(f) a reference to a statute or statutory provision shall include all subordinate legislation made from time to time under that statute or statutory provision;

(g) a reference to a time of day is to London time;

(h) a reference to **writing** or **written** includes fax and email;

(i) an obligation on a party not to do something includes an obligation not to allow that thing to be done;

(j) a reference to **this Agreement** (or any provision of it) or to any other agreement or document referred to in this Agreement is a reference to this Agreement, that provision or such other agreement or document as amended (in each case, other than in breach of the provisions of this Agreement) from time to time;

(k) unless the context otherwise requires, a reference to a **clause** or **Schedule** is to a clause of, or Schedule to, this Agreement and a reference to a **paragraph** is to a paragraph of the relevant Schedule;

(l) any words following the terms **including, include, in particular, for example** or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms;

(m) a reference to a document **in agreed form** is to that document in the form agreed by the Loan Receivables Originator and the Commodity Buyer and initialled by or on their behalf for identification;

(n) a reference to an **amendment** includes a novation, re-enactment, supplement or variation (and **amended** shall be construed accordingly);

(o) a reference to **assets** includes present and future properties, undertakings, revenues, rights and benefits of every description;

(p) a reference to an **authorisation** includes an approval, authorisation, consent, exemption, filing, licence, notarisation, registration and resolution;

(q) a reference to a **certified copy** of a document means a copy certified to be a true, complete and up-to-date copy of the original document, in writing and signed by a director or the secretary of the party delivering the document;

(r) a reference to **continuing** in relation to an Event of Default means an Event of Default that has not been remedied or waived;

(s) a reference to **determines** or **determined** means, unless the contrary is indicated, a determination made at the discretion of the person making it;

(t) a reference to a **disposal** of any asset, undertaking or business includes a sale, lease, licence, transfer, loan or other disposal by a person of that asset, undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions); and

(u) a reference to a **regulation** includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation.

1.3. The Schedules form part of this Agreement and shall have effect as if set out in full in the body of this Agreement. Any reference to this Agreement includes the Schedules.

2. The Facility

The Loan Receivables Originator grants to the Commodity Buyer a facility not exceeding the Total Facility Limit on the terms, and subject to the conditions, of this Agreement.

3. Purpose

All monies made available under this Agreement shall be paid directly to a Commodity Seller in order to discharge the Commodity Buyer's obligations to the Commodity Seller under a Commodity Contract, and associated obligations and costs including without limitation freight/transportation costs, customs and duties and similar payments.

4. Drawing

4.1. The Trade Finance Facility shall, in accordance with the provisions of this Agreement, be deemed disbursed immediately upon the Loan Receivables Originator discharging directly the Commodity Buyer's obligations to a Commodity Seller under a Commodity Contract, which shall constitute a utilisation of the Trade Finance Facility for the purposes of this Agreement.

4.2. The Commodity Buyer may request multiple utilisations, provided that at no point shall the aggregate amounts outstanding under the utilisations exceed the Total Facility Limit.

4.3. Any amount of the Facility not drawn down during the Availability Period will automatically be cancelled at the end of the Availability Period.

5. Conditions Precedent

5.1. This Clause 5 is inserted solely for the benefit of the Loan Receivables Originator.

5.2. The Commodity Buyer may not give notice to draw the Trade Finance Facility unless the Loan Receivables Originator has received all the documents and evidence specified in Schedule 1 in form and substance satisfactory to the Loan Receivables Originator (or issued an appropriate waiver in respect thereof).

5.3. The Loan Receivables Originator's obligation to make the Trade Finance Facility available is subject to the further conditions

precedent that, on both the date of the notice to draw down the Trade Finance Facility and the proposed drawdown date of the Trade Finance Facility (specified in the notice referred to in Clause 4.1):

(a) the representations and warranties in Clause 10 are true and correct in all material respects and will be true and correct in all material respects immediately after the Loan Receivables Originator has made the proposed Trade Finance Facility; and

(b) no Event of Default or Potential Event of Default is continuing or would result from the proposed Trade Finance Facility.

6. Interest

6.1. The Commodity Buyer shall pay interest on the Trade Finance Facility on the terms as set out in the Facility Letter.

6.2. If the Commodity Buyer fails to make any payment due under this Agreement on the due date for payment, interest on the unpaid amount shall accrue daily, from the date of non-payment to the date of actual payment (both before and after judgment), at the rate set out in the Facility Letter.

7. Costs

7.1. The Commodity Buyer shall pay, on demand, all costs and expenses (together with any value added tax on them) that the Loan Receivables Originator incurs in connection with the negotiation and preparation, execution, amendment, extension, alteration, preservation and enforcement of the Trade Finance Facility and/or the Finance Documents.

7.2. The Commodity Buyer shall pay any stamp, documentary and other similar duties and taxes to which the Finance Documents may be subject, or give rise and shall indemnify the Loan Receivables Originator against any losses or liabilities that it may incur as a result of any delay or omission by the Commodity Buyer in paying any such duties or taxes.

8. Repayment

8.1. The Commodity Buyer shall repay the Trade Finance Facility in full on the terms and dates set out in the Facility Letter.

8.2. The Commodity Buyer shall procure that the Ultimate Purchaser under an Onward Commodity Contract shall pay direct to the Loan Receivables Originator any sums due to the Commodity Buyer under such Onward Commodity Contract.

8.3. For the avoidance of any doubt, any monies received by the Loan Receivables Originator from any Commodity Buyer under a Commodity Contract or from any Ultimate Purchaser under an Onward Commodity Contract shall pro tanto discharge the Commodity Buyer's obligations under this Agreement to pay such amounts.

8.4. If the Loan Receivables Originator is not repaid in full on the Repayment Date, the Commodity Buyer shall remain liable for the amount outstanding until such amounts have been repaid in full.

8.5. The Commodity Buyer shall procure that any invoice issued to an Ultimate Purchaser under a Commodity Contract names the Loan Receivables Originator as both payee and assignee.

9. Payments

9.1. All payments made by the Commodity Buyer pursuant to the Finance Documents shall be in the currency as set out in the Facility Letter and in immediately available cleared funds to the account stipulated by the Loan Receivables Originator.

9.2 If any payment becomes due on a day that is not a Business Day, the due date of such payment will be extended to the next succeeding Business Day, or, if that Business Day falls in the following calendar month, such due date shall be the immediately preceding Business Day.

9.3 All payments made by the Commodity Buyer under the Finance Documents to the Loan Receivables Originator shall be made in full, without set-off, counterclaim or condition, and free and clear of, and without any deduction or withholding, provided that, if the Commodity Buyer is required by law or regulation to make such deduction or withholding, the Commodity Buyer shall:

(a) ensure that the deduction or withholding does not exceed the minimum amount legally required;

(b) pay to the relevant taxation or other authorities, as appropriate, the full amount of the deduction or withholding;

(c) furnish to the Loan Receivables Originator, within the period for payment permitted by the relevant law, either:

(i) an official receipt of the relevant taxation authorities concerned on payment to them of amounts so deducted or withheld; or

(ii) if such receipts are not issued by the taxation authorities concerned on payment to them of amounts so deducted or withheld, a certificate of deduction or equivalent evidence of the relevant deduction or withholding; and

(d) pay to the Loan Receivables Originator such additional amount as is necessary to ensure that the net full amount received by the Loan Receivables Originator after the required deduction or withholding is equal to the amount that the Loan Receivables Originator would have received had no such deduction or withholding been made.

9.4 The Commodity Buyer shall procure that the Ultimate Purchaser shall, when making payment pursuant to the Onward Commodity Contract, comply with the provisions of this clause 9.

10. Representations and Warranties, and Covenants

10.1 The Commodity Buyer represents and warrants to the Loan Receivables Originator on the date of this Agreement:

(a) it:

(i) is a duly incorporated limited liability company validly existing under the laws of its jurisdiction of incorporation; and

(ii) has the power to own its assets and carry on its business as it is being conducted;

(b) it has the power to enter into, deliver and perform, and has taken all necessary action to authorise its entry into, delivery and performance of the Finance Documents and the transactions contemplated by them;

(c) no limit on its powers will be exceeded as a result of the financing or grant of security contemplated by the Finance Documents.

(d) the entry into and performance by it of, and the transactions contemplated by, the Finance Documents, do not and will not contravene or conflict with:

(i) its constitutional documents;

(ii) any agreement or instrument binding on it or its assets or constitute a default or termination event (however described) under any such agreement or instrument; or

(iii) any law or regulation or judicial or official order, applicable to it;

(e) it has obtained all required authorisations to enable it to enter into, exercise its rights and comply with its obligations in the Finance Documents and to make them admissible in evidence in its jurisdiction of incorporation. All such authorisations are in full force and effect;

(f) its obligations under the Finance Documents are legal, valid, binding and enforceable in accordance with their terms;

(g) it is not necessary to file, record or enrol any Finance Document (other than the registration of the Security Documents under the Companies Act 2006) with any court or other authority or pay any stamp, registration or similar taxes relating to any Finance Document or the transactions contemplated by any Finance Document;

(h) no Event of Default or Potential Event of Default has occurred or is continuing, or is reasonably likely to result from making the Trade Finance Facility or the entry into, the performance of, or any transaction contemplated by the Finance Documents;

(i) no other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination thereof, would constitute) a default or termination event (howsoever described) under any other agreement or instrument which is binding on the Commodity Buyer or to which any of its assets is subject which has or is reasonably likely to have a material adverse effect on its business, assets or condition or ability to perform its obligations under the Finance Documents;

(j) no litigation, arbitration or administrative proceedings are taking place, pending or, to the Commodity Buyer's knowledge, threatened against it, any of its directors or any of its assets, which might reasonably be expected to have a material adverse effect on its business, assets or condition, or its ability to perform its obligations under the Finance Documents;

(k) its most recent audited financial statements have been prepared in accordance with consistently applied accounting principles, standards and practices generally accepted in the UK and present a true and fair view of its financial condition and operations during the relevant accounting period and were approved by the Commodity Buyer's directors in compliance with section 393 of the Companies Act 2006. There has been no material adverse change in its business or financial condition since the preparation of the latest audited financial statements;

(l) the information, in written or electronic format, supplied by, or on its behalf, to the Loan Receivables Originator in connection with the Facility and the Finance Documents was, at the time it was supplied or at the date it was stated to be given (as the case may be):

(i) if it was factual information, complete, true and accurate in all material respects;

(ii) if it was a financial projection or forecast, prepared on the basis of recent historical information and on the basis of reasonable assumptions and was fair and made on reasonable grounds; and

(iii) if it was an opinion or intention, made after careful consideration and was fair and made on reasonable grounds; and

(iv) not misleading in any material respect, nor rendered misleading by a failure to disclose other information,

except to the extent that it was amended, superseded or updated by more recent information supplied by, or on behalf of, the Commodity Buyer to the Loan Receivables Originator;

(m) the Security Documents create (or once entered into, will create):

(i) valid, legally binding and enforceable Security for the obligations expressed to be secured by them; and

(ii) subject to registration under section 859A of the Companies Act 2006, perfected Security over the assets expressed to be subject to security in them,

in favour of the Loan Receivables Originator, having the priority and ranking expressed to be created in the Security Documents and ranking ahead of all (if any) Security and rights of third parties except those preferred by law;

10.2. Each of the representations and warranties in Clause 10.1 is deemed to be repeated by the Commodity Buyer on:

(a) the date of each request to draw down under the Trade Finance Facility;

(b) each date on which the Trade Finance Facility is actually drawn down under; and

(c) each date immediately succeeding the date on which interest is paid under this Agreement in accordance with Clause 6,

by reference to the facts and circumstances existing on each such date.

10.3. The Commodity Buyer covenants with the Loan Receivables Originator that, as from the date of this Agreement until all its liabilities under the Finance Documents have been discharged:

(a) it will promptly, after becoming aware of them, notify the Loan Receivables Originator of any litigation, arbitration or administrative proceedings or claim of the kind described in Clause 10.1(j);

(b) it will promptly obtain all consents or authorisations necessary (and do all that is needed to maintain them in full force and effect) under any law or regulation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability and admissibility in evidence of the Finance Documents in its jurisdiction of incorporation;

(c) it will procure that any of its unsecured and unsubordinated obligations and liabilities under the Finance Documents rank, and will rank, at least pari passu in right and priority of payments with all its other unsecured and unsubordinated obligations and liabilities, present or future, actual or contingent, except for those obligations and liabilities mandatorily preferred by law of general application to companies;

(d) it will comply, in all respect, with all laws, if failure to do so has or is reasonably likely to have a material adverse effect on its business, assets or condition, or its ability to perform its obligations under this Agreement;

(e) it will notify the Loan Receivables Originator of any Potential Event of Default or Event of Default (and the steps, if any, being taken to remedy it) promptly on becoming aware of its occurrence;

(f) if the Loan Receivables Originator is obliged for any reason to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Commodity Buyer will, promptly on the request of the Loan Receivables Originator, supply (or procure the supply of) such documentation and other evidence as is reasonably requested in order for the Loan Receivables Originator to be able to carry out, and be satisfied that it has complied with, all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents;

(g) it will carry on and conduct its business in a proper and efficient manner and will not make any substantial change to the general nature or scope of its business as carried on at the date of this Agreement.

(h) it will not:

(i) incur any financial indebtedness with any third party without the Loan Receivables Originator's prior written consent;

(ii) create, or permit to subsist, any Security on or over any of its assets other than Security created pursuant to the Security Documents or any Permitted Security;

(iii) sell, transfer or otherwise dispose of any of its assets on terms whereby such assets are or may be leased to or re-acquired or acquired by it; or

(iv) sell, transfer or otherwise dispose of any of its receivables on recourse terms; or

(v) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(vi) enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Borrowed Money or of financing the acquisition of an asset;

(i) it will not sell, assign, lease, transfer or otherwise dispose of in any manner (or purport to do so) all or any part of, or any interest in, its assets other than:

(i) trading stock in the ordinary course of its business;

(ii) assets exchanged for other assets comparable or superior as to type, value and quality; and

(iii) assets whose market value is worth less than USD1,000 (or its equivalent in another currency or currencies) in any financial year; and

(j) it will not incur or permit to subsist, any obligation for Borrowed Money, other than as permitted or required under this Agreement.

11. Events of Default

11.1. Each of the following events or circumstances (other than Clause 11.2) is an Event of Default:

(a) the Commodity Buyer fails pay, or fails to procure that the Ultimate Purchaser pay, any sum payable by it under any Finance Document, unless its failure to pay is caused solely by an administrative error or technical problem and payment is made within three Business Days of its due date;

(b) the Commodity Buyer fails (other than by failing to pay), to comply with any provision of any Finance Document and (if the Loan Receivables Originator considers, acting reasonably, that the default is capable of remedy), such default is not remedied within 5 Business Days of the earlier of:

(i) the Loan Receivables Originator notifying the Commodity Buyer of the default and the remedy required;

(ii) the Commodity Buyer becoming aware of the default:

(c) any representation, warranty or statement made, repeated or deemed made by the Commodity Buyer in, or pursuant to, any Finance Document is (or proves to have been) incomplete, untrue, incorrect or misleading in any material respect when made, repeated or deemed made;

(d) if:

(i) any Borrowed Money is not paid when due or within any originally applicable grace period; or

(ii) any Borrowed Money becomes due, or capable or being declared due and payable prior to its stated maturity by reason of an event of default (howsoever described);

(iii) any commitment for Borrowed Money is cancelled or suspended by a creditor of the Commodity Buyer by reason of an event of default (howsoever described); or

(iv) any creditor of the Commodity Buyer becomes entitled to declare any Borrowed Money due and payable prior to its stated maturity by reason of an event of default (howsoever described)

and the Borrowed Money in default is in excess of USD100 or the equivalent in any other currency;

(e) the Commodity Buyer stops or suspends payment of any of its debts, or is unable to, or admits its inability to, pay its debts as they fall due;

(f) the value of the Commodity Buyer's assets is less than its liabilities (taking into account contingent and prospective liabilities);

(g) a moratorium is declared in respect of any Indebtedness of the Commodity Buyer;

(h) any action, proceedings, procedure or step is taken for:

(i) the suspension of payments, a moratorium of any Indebtedness, winding up, dissolution, administration or reorganisation (using a voluntary arrangement, scheme of arrangement or otherwise) of the Commodity Buyer; or

(ii) the composition, compromise, assignment or arrangement with any creditor; or

(iii) the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of the Commodity Buyer or any of its assets; or

(iv) the enforcement of any Security over any assets of the Commodity Buyer;

(i) the Commodity Buyer commences negotiations, or enters into any composition, compromise, assignment or arrangement, with one or more of its creditors with a view to rescheduling any of its Indebtedness (because of actual or anticipated financial difficulties);

(j) any event occurs in relation to the Commodity Buyer similar to those in Clause 11.1(f) to Clause 11.1(i) (inclusive) under the laws of any applicable jurisdiction;

(k) a distress, attachment, execution, expropriation, sequestration or another analogous legal process is levied, enforced or

sued out on, or against, the Commodity Buyer's assets and is not discharged or stayed within 21 days;

(l) any provision of any Finance Document is or becomes, for any reason, invalid, unlawful, unenforceable, terminated, disputed or ceases to be effective or to have full force and effect;

(m) the Commodity Buyer repudiates or evidences an intention to repudiate any Finance Document;

(n) the Commodity Buyer suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a substantial part of its business; or

(o) any event occurs (or circumstances exist) which, in the reasonable opinion of the Loan Receivables Originator, has or is likely to materially and adversely affect the Commodity Buyer's ability to perform all or any of its obligations under, or otherwise comply with the terms of, any Finance Document.

11.2. At any time after an Event of Default has occurred which is continuing, the Loan Receivables Originator may, by notice to the Commodity Buyer:

(a) cancel any and all outstanding obligations of the Loan Receivables Originator under this Agreement whereupon they shall immediately be cancelled; and/or

(b) declare that any Trade Finance Facility (and all accrued interest and all other amounts outstanding under the Finance Documents) is immediately due and payable, whereupon it and they shall become immediately due and payable; and/or

(c) declare that any Trade Finance Facility be payable on demand, whereupon it shall become immediately payable on demand by the Loan Receivables Originator; and/or

(d) declare the Security Documents to be enforceable; and/or

(e) assert title to goods/assets pursuant to the Title Documents.

12. Currency Indemnity

12.1. If any sum due from the Commodity Buyer under the Finance Documents or the Ultimate Purchaser under the Onward Commodity Contract, or any order, judgment or award given or made in relation to a dispute has to be converted from the currency (the **First Currency**) in which that sum is payable into another currency (the **Second Currency**), the Commodity Buyer shall indemnify the Loan Receivables Originator against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between :

(a) the rate of exchange used to convert the sum from the First Currency to the Second Currency and

(b) the rates of exchange available at the time of receipt of the sum.

13. Indemnity

13.1. The Commodity Buyer shall indemnify the Loan Receivables Originator against any cost, loss or liability arising as a result of:

(a) The occurrence of any Event of Default:

(b) Non compliance by the Commodity Buyer to pay any amount due under a Finance Document or by the Ultimate Purchaser to pay any amount due under an Onward Commodity Contract, on its due date;

(c) Any cost, loss or liability incurred by the Loan Receivables Originator (other than by reason of the Loan Receivables Originator's gross negligence or wilful misconduct) suffered as a result of any action, or failure to act, of the Commodity Buyer or Ultimate Purchaser.

14. Set-Off

14.1 The Loan Receivables Originator may at any time set off any liability of the Commodity Buyer to the Loan Receivables Originator against any liability of the Loan Receivables Originator to the Commodity Buyer, whether either liability is present or future, liquidated or unliquidated, and whether or not either liability arises under any Finance Document. If the liabilities to be set off are expressed in different currencies, the Loan Receivables Originator may convert either liability at a market rate of exchange for the purpose of set-off. Any exercise by the Loan Receivables Originator of its rights under this Clause 14.1 shall not limit or affect any other rights or remedies available to it under the Finance Documents or otherwise.

14.2 The Loan Receivables Originator is not obliged to exercise any of its rights under Clause 14.1, but if the rights are exercised, the Loan Receivables Originator shall promptly notify the Commodity Buyer of the set-off that has been made.

15. Calculations, Account and Certificates

15.1. All interest, commission and fees shall be as set out in the Facility Letter.

15.2. The Loan Receivables Originator shall maintain accounts evidencing the amounts owed to it by the Commodity Buyer, in accordance with its usual practice. Entries in those accounts shall be prima facie evidence of the existence and amount of the Commodity Buyer's obligations as recorded in them.

15.3. If the Loan Receivables Originator issues any certificate, determination or notification of a rate or any amount payable under a Finance Document, it shall be (in the absence of manifest error) conclusive evidence of the matter to which it relates.

16. Power of Attorney

16.1. The Commodity Buyer irrevocably and severally appoints the Loan Receivables Originator and any of its Delegates to be its attorney to take any action which the Commodity Buyer is obliged to take under this Agreement or any associated Finance Document. The Commodity Buyer confirms and ratifies whatever any attorney does or purports to do under its appointment under this Clause.

17. Amendments, Waivers and Consents and Remedies

17.1. No amendment of any Finance Document shall be effective unless it is in writing and signed by, or on behalf of, each party to it (or its authorised representative).

17.2. A waiver of any right or remedy under any Finance Document or by law, or any consent given under any Finance Document, is only effective if given in writing by the waiving or consenting party and shall not be deemed a waiver of any other breach or default. It only applies in the circumstances for which it is given and shall not prevent the party giving it from subsequently relying on the relevant provision.

17.3. A failure or delay by a party to exercise any right or remedy provided under any Finance Document or by law shall not constitute a waiver of that or any other right or remedy, prevent or restrict any further exercise of that or any other right or remedy or constitute an election to affirm any Finance Document. No single or partial exercise of any right or remedy provided under any Finance Document or by law shall prevent or restrict the further exercise of that or any other right or remedy. No election to affirm any Finance Document by the Loan Receivables Originator shall be effective unless it is in writing.

17.4. The rights and remedies provided under the Finance Documents are cumulative and are in addition to, and not exclusive of, any rights and remedies provided by law.

18. Severance

18.1. If any provision (or part of a provision) of any Finance Document is or becomes invalid, illegal or unenforceable, it shall be deemed modified to the minimum extent necessary to make it valid, legal and enforceable. If such modification is not possible, the relevant provision (or part of a provision) shall be deemed deleted. Any modification to or deletion of a provision (or part of a provision) under this clause shall not affect the legality, validity and enforceability of the rest of the Finance Documents.

19. Assignment and Transfer

19.1. The Loan Receivables Originator may assign any of its rights under the Finance Documents to any entity or transfer all its rights or obligations by novation.

19.2. The Commodity Buyer may not assign any of its rights or transfer any of its rights or obligations under any Finance Document.

20. Survival

20.1. On expiry or termination of this Agreement, the following clauses shall continue in force and effect: Clause 8 (*Repayment*), Clause 11 (*Exit of Relationship*), Clauses 10.3, 10.3(h), 10.3(h)(i) and 10.3(h)(ii) (*Representations, Warranties and Covenants*) for such period until expiry of any notice given by the Commodity Buyer to the Loan Receivables Originator under Clause 11.2(a)) and Clause 12 (*Set-off*).

21. Counterparts

21.1. Each Finance Document may be executed in any number of counterparts, each of which when executed shall constitute a duplicate original, but all the counterparts shall together constitute one agreement.

22. Third Party Rights

22.1. Except as expressly provided in this Agreement, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement. This does not affect any right or remedy of a third party which exists, or is available, apart from that Act.

23. Notices

23.1. Unless otherwise provided for in this Agreement, any notice or other communication given to a party under or in connection with, any Finance Document shall be:

(a) in writing;

(b) delivered by hand, by courier or sent by email; and

(c) sent to:

(i) the Commodity Buyer at

161 Lancaster Road, Enfield, EN2 0JN, United Kingdom

Email: gre.ceo@cosmoshold.com g (greg.ceo@cosmoshold.com)

Attention: Gregorios Siokas, Decahedron Ltd

(ii) the Loan Receivables Originator at:

12 Hay Hill, London, W1J 8NR

Email : info@synthesis-ml.com

Attention: David Phipps

or to any other address, email address or fax number as is notified in writing by one party to the other from time to time.

23.2. Any notice or other communication that the Loan Receivables Originator gives to the Commodity Buyer under or in connection with, any Finance Document shall be deemed to have been received:

(a) if delivered by hand, at the time it is left at the relevant address;

(b) if sent by courier, on the second Business Day after posting;

(c) if sent by fax, when despatched with confirmation; and

(d) if given or made by email, at the time of transmission.

23.3. A notice or other communication given as described in Clause 23.2(a) or Clause 23.2(c) on a day that is not a Business Day, or after normal business hours, in the place it is received, shall be deemed to have been received on the next Business Day.

23.4. Any notice or other communication given to the Loan Receivables Originator shall be deemed to have been received only on actual receipt.

24. Governing Law and Jurisdiction

24.1. This Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

24.2. Each party irrevocably agrees that, subject as provided below, the courts of England and Wales shall have exclusive jurisdiction over any dispute or claim that arises out of, or in connection with this Agreement or its subject matter or formation (including non-contractual disputes or claims). Nothing in this clause shall limit the right of the Loan Receivables Originator to take

TFF

proceedings against the Commodity Buyer in any other court of competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdictions, whether concurrently or not, to the extent permitted by the law of such other jurisdiction.

24.3 The Commodity Buyer agrees:

(a)to appoint a process agent (if applicable) for service of process in relation to any proceedings before the English courts in connection with any Finance Document and the appointment of such process agent shall be a condition precedent to any utilisation.

(b) that failure by an agent for service of process to notify the Commodity Buyer of the process will not invalidate the proceedings concerned.

24.4 If any person appointed as an agent for service of process pursuant to any Finance Document is unable for any reason to act as agent for service of process, the Commodity Buyer must immediately (and in any event within 2 days of such event taking place) appoint another agent. Failing this, the Loan Receivables Originator may appoint an agent for this purpose at the Commodity Buyer's cost.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

Signed by: David Phipps

for and on behalf of Synthesis - Structured Commodity Trade Finance Limited

on 10th April 2017

Signed by: Gregorios Siokas

for and on behalf of Decahedron Ltd

on 10th April 2017

Schedule 1 - Conditions of the Agreement

Part 1 - Conditions Precedent

1. Constitutional Documents

1.1. A copy of the constitutional documents of the Commodity Buyer.

1.2. A copy of the resolutions duly passed by the Commodity Buyer's board of directors substantially in the form set out in Schedule 2:

(a) approving the entry into, and terms of, and transactions contemplated by, the Finance Documents and resolving that the Commodity Buyer executes the Finance Documents;

(b) authorising a specified person or persons to execute the Finance Documents on its behalf, to give notices and take all other action in connection with the Finance Documents; and

(c) confirming that entry into the Finance Documents is in the commercial interests of the Commodity Buyer (stating the reasons for such conclusion).

1.3. A sample of the signature of each person authorised under Paragraph 1.2(b) above, including any available incumbency certificate.

1.4. A copy of a resolution signed by all the holders of the issued shares in the Commodity Buyer, approving the Finance Documents, if required.

1.5. A certificate signed by a director of the Commodity Buyer confirming that borrowing the Trade Finance Facility or granting security in respect of the Total Facility Amount would not mean any borrowing limit or security (or similar limit binding on the Commodity Buyer) would be exceeded substantially in the form of Schedule 5.

1.6. A certificate signed by a director of the Commodity Buyer, certifying that each copy document relating to it that it has provided under this Paragraph 1, is correct, complete and in full force and effect at a date no earlier than the date of this Agreement substantially in the form of Schedule 6.

2. Facility Documents

2.1. This Agreement, duly executed by the Commodity Buyer.

2.2. Facility Letter, duly executed by the Commodity Buyer.

3. Security Documents

The following Security Documents, as applicable, duly executed by the Commodity Buyer:

Security Assignment of Receivables and other Contractual Rights
Cross Guarantee from Cosmos Holdings Inc

4. Title Documents

4.1. Trust Receipt and Letter of Pledge

5. Insurance

5.1. Evidence of loss payee status of Loan Receivable Originator on Relevant Insurance Policy.

6. Financial Information

6.1. A copy of the Commodity Buyer's latest available audited financial statements.

6.2. A copy of the Commodity Buyer's unaudited financial statements for the most recent trading period.

6.3. All information required by the Loan Receivables Originator to enable it to comply with all "know your customer" or similar identification procedures under all applicable laws and regulations.

7. Legal opinions

A legal opinion substantially in the form agreed before this Agreement was signed, if required.

8. Other documents and evidence

8.1. Evidence that all outstanding security granted by the Commodity Buyer or affecting its interest in the assets subject to the Security Document has been, or will be, discharged by the drawdown date, if required.

8.2. Evidence that the costs and expenses then due from the Commodity Buyer pursuant to Clause 7 have been paid or will be paid by the drawdown date, if applicable.

8.3. A certified copy of any power of attorney under which the Commodity Buyer may execute this Agreement, if required.

8.4. Evidence that the process agent referred to in Clause 24.3 has accepted its appointment, if applicable.

8.5. A copy of any other authorisation, document, opinion or assurance which the Loan Receivables Originator considers necessary or desirable for the entry into, and performance of, the transactions contemplated by the Finance Documents, or for the Finance Documents to be valid and enforceable.

Part 2 - Conditions Subsequent

1.1. A copy of each Commodity Contract, duly certified in a form acceptable to the Loan Receivable Originator.